Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-140739) pertaining to the Optimer Pharmaceuticals, Inc.’s 1998 Stock Plan, 2006 Equity Incentive Plan and Employee Stock Purchase Plan. of our report dated March 26, 2007, with respect to the consolidated financial statements of Optimer Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

Ernst & Young LLP /s/

San Diego, California
March 26, 2007